EXHIBIT 4.8

                               SEVENTH AMENDMENT
                         TO REVOLVING CREDIT AGREEMENT

     Seventh Amendment to Revolving Credit Agreement dated as of February 1, 1996 (the "Seventh Amendment"), by and among SPECIALTY RETAILERS, INC., a Delaware corporation ("SRI"), PALAIS ROYAL, INC., a Texas corporation (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "Agent"), amending certain provision of the Revolving Credit Agreement dated as of January 28, 1994 (as amended and in effect from time to time, the "Credit Agreement") by and among SRI, the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, SRI, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Seventh Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1. AMENDMENT TO (S)10 OF THE CREDIT AGREEMENT. Section 10 of the Credit Agreement is hereby amended as follows:

     (a) Section 10.2 of the Credit Agreement is amended by deleting the amount "$28,000,000" and substituting therefor the amount "$31,000,000".

     (S)2. CONDITIONS TO EFFECTIVENESS. This Seventh Amendment shall become effective when the Agent receives a counterpart of this Seventh Amendment executed by SRI, the Borrower, the Banks and the Agent.

     (S)3. REPRESENTATIONS AND WARRANTIES. Each of SRI and the Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in (S)7 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.

     (S)4. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Seventh Amendment shall be read and construed as a single agreement.

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All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     (S)5. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of SRI, the Borrower or any rights of the Agent or the Banks consequent thereon.

     (S)6. COUNTERPARTS. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (S)9. GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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     IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as a document under seal as of the date first above written.

                              SPECIALTY RETAILERS, INC.

                              By: /s/ Jerry C. Ivie
                                  ----------------------------------------
                              Title:  Senior Vice President, Secretary and
                                      Treasurer


                              PALAIS ROYAL, INC.

                              By: /s/ Jerry C. Ivie
                                  ----------------------------------------
                              Title:  Senior Vice President, Secretary and
                                      Treasurer


                              THE FIRST NATIONAL BANK OF BOSTON,
                                individually and as Agent

                              By: /s/ Brian Geraghty
                                  ----------------------------------------
                              Title:  Vice President


                              UNION BANK

                              By: /s/ Anita Hollingsworth
                                  ----------------------------------------
                              Title:  Vice President

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                            RATIFICATION OF GUARANTY

          The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Seventh Amendment as of February 1, 1996 and agrees that the Guaranty dated as of January 28, 1994, in favor of the Agent for the benefit of the Agent and the Banks, and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                              SPECIALTY RETAILERS, INC.

                              By: /s/ Jerry C. Ivie
                                  ----------------------------------------
                              Title:  Senior Vice President, Secretary and
                                      Treasurer